Exhibit 25.10

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Pauline E. Higgins

Vice President and Assistant General Counsel

JPMorgan Chase Bank, National Association

707 Travis Street, 4th Floor North

Houston, Texas 77002

Tel:  (713) 216-1436

(Name, address and telephone number of agent for service)

The St. Paul Travelers Companies, Inc.

(Exact name of obligor as specified in its charter)

Minnesota

41-0518860

(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

385 Washington Street
St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Guarantee of Preferred Securities of St. Paul Travelers Capital Trust II

Guarantee of Preferred Securities of St. Paul Travelers Capital Trust III

Guarantee of Preferred Securities of St. Paul Travelers Capital Trust IV

Guarantee of Preferred Securities of St. Paul Travelers Capital Trust V

(Title of the indenture securities)

GENERAL

Item 1.    General Information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

2

Item 16.       List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1.                                       A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

2.                                       A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

3.                                       None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

4.                                       A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

5.                                       Not applicable.

6.                                       The consent of the Trustee required by Section 321(b) of the Act.

(see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

7.                                       A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.                                       Not applicable.

9.                                       Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee,  JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th day of December, 2005.

JPMORGAN CHASE BANK, N.A.

By	/s/	James D. Heaney
James D. Heaney
Vice President

3

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43271

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business June 30, 2005, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
		in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$33,595
Interest-bearing balances		9,074
Securities:
Held to maturity securities		92
Available for sale securities		46,530
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		27,359
Securities purchased under agreements to resell		162,222
Loans and lease financing receivables:
Loans and leases held for sale		28,317
Loans and leases, net of unearned income	$348,961
Less: Allowance for loan and lease losses	4,676
Loans and leases, net of unearned income and allowance		344,285
Trading Assets		231,417
Premises and fixed assets (including capitalized leases)		8,360
Other real estate owned		142
Investments in unconsolidated subsidiaries and associated companies		818
Customers’ liability to this bank on acceptances outstanding		549
Intangible assets
Goodwill		23,432
Other Intangible assets		9,440
Other assets		47,481
TOTAL ASSETS		$973,113

LIABILITIES
Deposits
In domestic offices		$383,950
Noninterest-bearing	$141,374
Interest-bearing	242,576
In foreign offices, Edge and Agreement subsidiaries and IBF’s		145,247
Noninterest-bearing	$7,348
Interest-bearing	137,899

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,743
Securities sold under agreements to repurchase		93,698
Trading liabilities		117,933
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		79,495
Bank’s liability on acceptances executed and outstanding		549
Subordinated notes and debentures		17,982
Other liabilities		40,922
TOTAL LIABILITIES		888,519
Minority Interest in consolidated subsidiaries		1,426

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		58,838
Retained earnings		22,718
Accumulated other comprehensive income		(173)
Other equity capital components		0
TOTAL EQUITY CAPITAL		83,168

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$973,113

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)